Exhibit 10.2

LEASE

1. SALIENT LEASE TERMS

          THIS LEASE is dated for reference purposes only as of the 28 day of August, 2006.

1.1 Parties and Notice Address:	Landlord:	ADAM J. MAIDA, ROMAN CATHOLIC ARCHBISHOP OF THE ARCHDIOCESE OF DETROIT 1234 Washington Boulevard, Detroit, Michigan 48226

	Tenant:	GREEKTOWN CASINO LLC, a Michigan limited liability company 555 East Lafayette Detroit, Michigan 48226 Attn: Greg Collins Tel. No.: (313) 223-2999 Fax No.: (313) 961-3006

1.2 Premises:	Street Address of Premises:

St. Mary’s School Building 1041 St. Antoine Detroit, Michigan 48226-2935

(Section 2.2)

1.3 Term:	30 years

(Section 3.1)

1.4 Rent:	Minimum Rent:
$28,000.00 per month ($336,000.00 per year), (subject to increase as provided in Section 4.1(c))

(Section 4.1)
1.5 Use:

          Office and administrative use only, provided however, that (i) the first floor of the building may also be used for retail or restaurant use (subject to the limitations on Section 12.1) if permitted by applicable zoning ordinances and (ii) a portion of the Premises may be used for pedestrian ingress and egress to the adjacent casino building and parking structure owned by Tenant via the Pedestrian Walkway (as hereinafter defined) to be constructed on the Premises. Specifically, but not by way of limitation, the Premises is not to be used for conducting any gambling or gaming activities. Tenant shall not use the basement of the Premises for any purpose other than (i) locating (a) utility lines, ducts, flues, drains, sprinkler mains and valves and other similar improvements, (b) utility and maintenance rooms and (c) structural elements and support columns and the like and (ii) for incidental storage purposes. Landlord further acknowledges that a portion of the casino building may be constructed on the Premises on the vacant land adjacent to the St. Mary’s School Building and same may be used for office and administrative use, stairwells, elevators and other casino common areas and restaurant, retail and entertainment uses provided such portion of the casino building located on the Premises (a) shall not be used for gaming or gaming activities or the prohibited uses set forth in Section 12.1 hereof and (b) shall be subject to Landlord’s rights as applicable in accordance with Section 15.1 hereof (i) to approve of such alterations and (ii) to cause Tenant to remove such alterations and restore the Premises if Landlord requires removal of same at the end of the Term.

(Section 12.1)

          The above terms are incorporated in this Lease as indicated above and referenced herein.

2. PREMISES

2.1 Demising Clause.

          Landlord hereby leases to Tenant, and Tenant hires from Landlord the Premises as hereinafter defined.

2.2 Description.

          The term “Premises” shall mean the land described on Exhibit A attached hereto, and all buildings, structures and improvements thereon and all easements, rights and appurtenances thereto.

2.3 Covenants, Conditions and Restrictions.

          The parties agree that this Lease is subject to the effect of (a) the covenants, conditions, restrictions, easements, mortgages or deeds of trust (subject to Article 28 hereof), ground leases, rights of way of record, and the other documents of record all as described on Schedule 2.3 attached hereto (the “Restrictions”); (b) any zoning laws of the city, county and state where the Premises is situated; and (c) general and special taxes, if any, not delinquent. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant will not violate the Restrictions. Tenant shall have the right to purchase a leasehold title policy, at its sole cost and expense, and Landlord agrees to cooperate and execute any documents reasonably required by Tenant or the title company in connection therewith, including a standard owner’s affidavit relating to such matters as construction liens and parties in possession. Landlord further agrees that on the date hereof it shall deliver written notice to Peter Corrado or an entity owned or controlled by Peter Corrado (collectively, “Corrado”) terminating the oral parking agreement between Landlord and Corrado affecting part of the Premises (the “Old Parking Agreement”). Landlord represents that the Old Parking Agreement is on a month-to-month basis, terminable by either party on thirty (30) days’ prior written notice to the other and neither Landlord nor Corrado are in default under the Old Parking Agreement. Any and all costs and expenses of terminating the Old Parking Agreement shall borne by Landlord. Upon the termination of the Old Parking Agreement, Landlord shall have the right to enter into a written month-to-month parking agreement with Corrado (the “New Parking Agreement”) terminable by Landlord on 15 days’ prior written notice to Corrado and in form otherwise reasonably acceptable to Tenant, and Landlord shall have the right to retain any rental collected thereunder provided that Landlord shall immediately send notice to Corrado terminating the New Parking Agreement in accordance with the terms thereof upon written notice from Tenant to Landlord requesting such termination. Any and all costs and expenses of terminating the New Parking Agreement shall be borne by Landlord. Landlord expressly acknowledges that time is of the essence with respect to Landlord’s termination of the Old Parking Agreement and New Parking Agreement (if applicable) as Tenant will suffer significant damages if its construction work on the Premises is delayed as a result of Corrado failing to timely vacate the Premises.

3. TERM

3.1 Term.

          (a) The term of this Lease (“Term”) shall be for the time period specified in Section 1.3 hereof, unless sooner terminated as provided in this Lease. Prior to the commencement of the Term, Tenant shall be permitted to enter the Premises for the purpose of commencing construction on the Pedestrian Walkway, storing and/or installing fixtures and equipment and otherwise preparing the Premises for Tenant’s permitted use under Section 1.5 hereof (the “Early

Entry Period”). Tenant’s shall have no obligation to pay rent during such right of entry but shall be responsible for the payment of utilities during such time period and to otherwise comply with all of the other terms of this Lease.

          (b) Landlord hereby grants Tenant two (2) successive options to extend the Term for a period of ten (10) years each (each, an “Option Term”). Each option will be exercisable only by written notice delivered by Tenant to Landlord as provided below. Upon the proper exercise of the option to extend, the Term of this Lease shall be extended for the Option Term.

          (c) Option Rent. The Minimum Rent for each Option Term shall be Minimum Rent for the year immediately preceding the first year of the Option Term, adjusted as provided in Section 4.1(c) below, for the first year of the Option Term, and further adjusted as provided in Section 4.1(c) every five years thereafter.

          (d) Exercise of Option. The options to extend contained in this section shall be exercised by Tenant, if at all, only by written notice to Landlord given not more than twenty four (24) months nor less than nine (9) months prior to the expiration of the initial Term of this Lease (or the expiration of the first Option Term, as the case may be).

          (e) Tenant Default. Notwithstanding anything to the contrary, at Landlord’s option, and in addition to all of Landlord’s remedies under the Lease, at law or in equity, the options to extend the Term hereinabove granted to Tenant shall not be deemed to be properly exercised if, as of the date of Tenant’s delivery of written notice of Tenant’s exercise of its option to extend, Tenant is in default under the Lease beyond any applicable notice and cure period.

4. MINIMUM RENT

4.1 Payment.

          (a) Tenant shall pay to Landlord at the address specified in Section 1.1, or at such other place as Landlord may otherwise designate in writing, as “Minimum Rent” for the Premises the amount specified in Section 1.4 hereof, payable in advance on the first day of each month beginning on the Commencement Date (as defined below) and thereafter during the Term. If the Commencement Date is other than the first day of a calendar month, the rent for the first and last months shall be prorated accordingly.

          (b) All payments of Minimum Rent and any other rental due under this Lease shall be in lawful money of the United States, and payable without deduction, setoff, offset, counterclaim, recoupment, notice or demand except as otherwise provided herein.

          (c) Minimum Rent shall be increased (but not decreased) on each CPI Adjustment Date by the CPI Adjustment, as defined below. For purposes of this Lease:

CPI: “CPI” shall mean the Consumer Price Index for All Urban Workers (CPI-U), for All Items, 1982-84=100, in effect from time to time. If the federal government shall change the method of determining the aforesaid CPI (including, without limitation, any change in commodities or the weighing of commodities upon which such CPI is predicated) or shall adopt a new method of determining the CPI or shall cease publishing the CPI, Landlord and Tenant shall adopt a method of calculating the “CPI Adjustment” (defined below) to a method or formula which achieves a result similar to the result which would have been obtained had no change taken place. “CPI Adjustment” shall mean an amount equal to the product obtained by multiplying the amount to be adjusted by a fraction, the numerator of which shall be the CPI for the month immediately preceding the current CPI Adjustment Date and the denominator of which shall be the CPI for the month immediately preceding the last CPI Adjustment Date (or, with respect to the first CPI Adjustment of any amount hereunder, the Commencement Date). “CPI Adjustment Date” shall mean the end of the fifth year of the Term and the conclusion of each five (5) years thereafter.

          (d) The term “Commencement Date” as used in this Lease shall mean the date which is the earliest of (a) the date Tenant or any of its permitted subtenants first opens all or a portion of the Premises to the general public, (b) Tenant opens the Pedestrian Walkway to the general public or (c) one (1) year from the date hereof.

5. TAXES

5.1 Definition.

          In this Article 5 the terms “Real Property Taxes” and “Taxes” are used interchangeably. “Real Property Taxes” as used in this Lease shall include all Real Property Taxes on the Premises and the various estates in the Premises, including this Lease, as well as all personal property taxes levied on the property of Tenant used in the operation of the Premises. Further included in the definition of Taxes herein shall be general and special assessments, fees of every kind and nature, commercial rental tax, levy, penalty or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Landlord in the Premises, as against Landlord’s right to rent or other income therefrom, or as against Landlord’s business of leasing the Premises, any tax, fee, or charge with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant, of the Premises or any portion thereof, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes. It is expressly understood and agreed that Tenant shall not be required to pay, or reimburse Landlord for (i) any local, state or federal capital, levy, franchise tax, business and occupation taxes, net income tax or profits tax of Landlord, or (ii) any estate, inheritance, succession or transfer tax which may be imposed upon or with respect to any transfer (other than taxes in connection with a conveyance by Landlord to Tenant) of Landlord’s interest in the Premises.

5.2 Assessments.

          With respect to any general or special assessments which may be levied upon or against the Premises, or which may be evidenced by improvement or other bonds, and which may be paid in annual or semi-annual installments, only the current amount of such installment, prorated for any partial year, and statutory interest, shall be included within the computation of Taxes for which Tenant is responsible hereunder.

5.3 Payment.

          Tenant shall pay directly to the appropriate taxing agency at least ten (10) days prior to the date when such Taxes would be delinquent, all Real Property Taxes as hereinabove defined applicable to the Premises or arising under Section 5.1 above. Tenant covenants to furnish to Landlord, upon payment and also upon a request therefor, proof of the payment of any tax, assessment, and other governmental or similar charge, which is payable by Tenant hereunder. Tenant and Landlord shall prorate any Taxes for any partial month at the beginning or the end of the Term. Tenant shall have the right to contest in good faith, at its own cost and expense, the amount or the validity of any of the Taxes and shall be entitled to keep any award or judgment paid in connection with such contest.

5.4 Estimated Payments.

          Intentionally Deleted.

5.5 Personal Property and Other Taxes.

          Tenant shall pay prior to delinquency all Taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause such trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. For purposes of this Section, the terms “Taxes” and “taxes” shall include, but not be limited to, any fees, charges, fines, penalties and costs (including, without limitation, permit, approval or licensing fees, charges or costs). If any of Tenant’s said personal property shall be assessed with Landlord’s real property, or if any other Taxes or taxes which are payable by Tenant pursuant to this Lease or otherwise are assessed against Landlord or Landlord’s real property, Tenant shall pay Landlord the Taxes and other taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the Taxes and other taxes attributable to Tenant.

6. ABSOLUTE NET LEASE.

6.1 ABSOLUTE NET LEASE.

          THIS IS AN ABSOLUTELY NET LEASE TO LANDLORD EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE. IT IS THE EXPRESS INTENTION OF LANDLORD AND TENANT THAT THE MINIMUM RENT PAYABLE BY TENANT TO LANDLORD SHALL BE ABSOLUTELY NET TO LANDLORD SO THAT THIS LEASE SHALL YIELD, NET, TO LANDLORD, THE MINIMUM RENT SPECIFIED IN ARTICLE 4 HEREOF IN EACH MONTH AND YEAR DURING THE TERM OF THIS LEASE, AND ALL COSTS, EXPENSES, OBLIGATIONS, TAXES, ASSESSMENTS OR IMPOSITIONS OF EVERY KIND AND NATURE WHATSOEVER RELATING TO THE PREMISES WHICH MAY ARISE OR BECOME DUE DURING OR OUT OF THE TERM OF THIS LEASE, EXCEPT AS MAY BE OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, SHALL BE PAID BY TENANT. ANY AMOUNT OR OBLIGATION HEREIN RELATING TO THE PREMISES WHICH IS NOT EXPRESSLY DECLARED TO BE THAT OF LANDLORD SHALL BE DEEMED TO BE AN OBLIGATION OF TENANT TO BE PERFORMED BY TENANT AT TENANT’S EXPENSE, AND TENANT AGREES TO INDEMNIFY AND SAVE LANDLORD HARMLESS FROM AND AGAINST THE SAME. TENANT HEREBY ASSUMES AND AGREES TO PERFORM ALL DUTIES AND OBLIGATIONS WITH RESPECT TO THE PREMISES EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, AS WELL AS TO THE USE, OPERATION AND MAINTENANCE THEREOF EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, EVEN THOUGH SUCH DUTIES AND OBLIGATIONS WOULD OTHERWISE BE CONSTRUED TO BE THOSE OF THE LANDLORD. IN THE EVENT IT SHALL NOT BE LAWFUL FOR TENANT TO REIMBURSE LANDLORD FOR ANY COSTS, EXPENSES, OBLIGATIONS, TAXES, ASSESSMENTS OR IMPOSITIONS RELATING TO THE PREMISES REQUIRED TO BE BORNE BY TENANT AS AFORESAID, THEN THE MINIMUM RENT PAYABLE TO LANDLORD UNDER THE TERMS OF THIS LEASE SHALL BE INCREASED BY SUCH AMOUNTS SO AS TO NET TO LANDLORD THE AMOUNT WHICH WOULD HAVE BEEN RECEIVABLE BY LANDLORD IF SUCH AMOUNTS HAD NOT BEEN INCURRED BY LANDLORD.

7. ASSIGNMENT AND SUBLETTING

7.1 Lease is Personal.

          The purpose of this Lease is to transfer possession of the Premises to Tenant for Tenant’s personal use in return for certain benefits, including rent, to be transferred to the Landlord. Tenant’s right to assign or sublet as stated in this Article is subsidiary and incidental to the underlying purpose of this Lease. Tenant acknowledges and agrees that it has entered into this Lease in order to acquire the Premises for its own personal use and not for the purpose of obtaining the right to convey the leasehold to others. Notwithstanding the foregoing, Tenant shall have the absolute right without Landlord’s consent to assign or sublet portions of the Premises for retail or restaurant purposes and/or office purposes consistent with Sections 1.5 and 12.1 hereof. For any month when all of the monthly base rent collected by Tenant as a result of such assignments or subleasing exceeds in the aggregate the then Minimum Rent per month being paid by Tenant to Landlord under this Lease, such excess amount shall be split equally by Landlord and Tenant. By way of illustration, if Tenant’s then monthly minimum rent obligation to Landlord for a particular month is $28,000.00 and Tenant collects $29,000.00 in monthly minimum rent, in the aggregate, from all of its subtenants and assignees for the same month, Landlord and Tenant shall split equally the excess rent of $1,000.00 (i.e., $500.00 each for Landlord and Tenant). Tenant shall have the absolute right to mortgage its leasehold interest in accordance with Article 44 hereof.

7.2 “Transfer of the Premises” Defined.

          The terms “Transfer of the Premises” or “Transfer” as used herein shall mean an assignment of all of this Lease (including assignment by operation of law) or subletting of all of the Premises. The transfer, assignment or hypothecation of any membership interests in Tenant in the aggregate in excess of fifty percent (50%), shall be deemed a Transfer of the Premises. A “Transfer” shall not include any transfer required or mandated by the MGCB (as hereinafter defined).

7.3 No Transfer Without Consent.

          Tenant shall not permit or suffer a Transfer of the Premises in violation of Section 7.2 above without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. A consent to one Transfer of the Premises shall not be deemed to be a consent to any subsequent Transfer of the Premises. Any Transfer of the Premises without such consent shall (a) be voidable, and/or (ii) after ten (10) days written notice, terminate this Lease, in either case, at the option of Landlord.

7.4 Procedure for Obtaining Consent.

          (a) Landlord need not commence its review of any proposed Transfer under Section 7.2 above, or respond to any request by Tenant with respect to such, unless and until it has received from Tenant adequate descriptive information concerning the transferee, the business to be conducted by the transferee and the transferee’s financial capacity.

          (b) Tenant shall reimburse Landlord as additional rent for Landlord’s actual out-of-pocket costs and attorneys’ fees incurred in conjunction with the processing and documentation of any proposed Transfer of the Premises under Section 7.2 above (not to exceed $2,500 (increasing by $100 each Lease year) in total for each proposed Transfer), whether or not consent is granted.

7.5 Landlord’s Right of First Refusal.

          In the event Tenant during the Term receives an offer (the “Offer”) to sublease or assign all or part of the Premises (the “Desired Premises”), which Tenant desires to accept, Tenant shall furnish Landlord with a copy thereof. Landlord shall have the right, by giving written notice to Tenant within ten (10) days of receiving the Offer, of its desire to sublease the Desired Premises or take an assignment related thereto under the identical economic terms contained in the Offer. In the event Landlord so notifies Tenant within such ten (10) day period of its desire to sublease or take an assignment of the Desired Premises in accordance with the Offer, then Landlord shall execute a sublease or assignment document for the Desired Premises, the basic economic terms of which shall reflect the terms contained in the Offer. In the event Landlord fails to so notify Tenant within such ten (10) day period, Tenant shall be free to conclude a sublease or assignment of the Desired Premises with the party that submitted the Offer provided that Landlord shall continue to have its right of first refusal on subsequent offers affecting the Premises. Nothing contained in this Section 7.5 is intended to give Landlord any right of first refusal with respect to an offer to sublease or assign all or part of the Premises solicited by Tenant or its agent or brokers in the ordinary course of its efforts to sublease or make an assignment of all or part of the Premises.

7.6 Reasonable Restriction.

          The restrictions on Transfer described in this Article are acknowledged by Tenant to be reasonable. Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law to limit any remedy of Landlord by means of proof that enforcement of a restriction on use of the Premises would be unreasonable.

7.7 Effect of Transfer.

          If Landlord consents to a Transfer, the following conditions shall apply:

          (a) Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer, except as otherwise agreed to in writing by the parties.

          (b) No Transfer shall relieve Tenant of its primary obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder, except as otherwise agreed to in writing by the parties. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer of the Premises.

          (c) A sublease shall not extend beyond the expiration of the Term.

          (d) No Transfer shall be valid and no transferee shall take possession of the Premises or any part thereof unless, within ten (10) days after the execution of the documentary evidence thereof, Tenant shall deliver to Landlord a duly executed duplicate original of the Transfer instrument to Landlord which provides that (i) the transferee assumes Tenant’s obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein and (ii) such transferee will, at Landlord’s election, attorn directly to Landlord in the event Tenant’s Lease is terminated for any reason on the terms set forth in the instrument of transfer.

8. INSURANCE

8.1 Property Insurance.

          Tenant shall, at Tenant’s expense, obtain and keep in force during the Term and the Early Entry Period, insurance against loss or damage by fire, lightning and other risks from time to time included under “Causes of Loss – Special Form” coverage or its equivalent, including, without limitation, plate glass insurance, sprinkler leakage, collapse and vandalism and malicious mischief coverage, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss under the applicable policies but in any event in [amounts not less than the full insurable value of the building(s) and all other improvements on the Premises], including Tenant’s fixtures and equipment appurtenant to and used in connection with the operation of such building(s) and other improvements. The term “full insurable value,” as used herein, means actual replacement value (i.e. including the cost of debris removal but excluding foundation and excavations).

8.2 Liability Insurance.

          Tenant shall, at Tenant’s expense, obtain and keep in force during the Term and the Early Entry Period, a commercial general liability insurance policy insuring Tenant against the risks of bodily injury and property damage, personal injury, contractual liability, completed operations, products liability, host liquor liability, owned and non-owned automobile liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than FOUR MILLION DOLLARS ($4,000,000.00) per occurrence. Landlord and any lender or other party in interest designated by Landlord shall be named as additional insured(s). The policy shall contain cross-liability endorsements and shall insure performance by Tenant of the indemnity provisions of this Lease; shall be primary, not contributing with, and not in excess of coverage which Landlord may carry; shall state that Landlord is entitled to recovery for the negligence of Tenant even though Landlord is named as an additional insured; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insured; and shall afford coverage after the Term (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the Term. The limits of said insurance shall not limit any liability of Tenant hereunder. Not more frequently than every five (5) years, if, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate, Tenant shall promptly increase said insurance coverage as reasonably required by Landlord.

8.3 Boiler and Machinery.

          Tenant shall, at Tenant’s expense, if and where applicable, obtain and keep in force during the Term and the Early Entry Period, insurance for loss or damage caused by or resulting from explosion of steam boilers, pressure vessels, air conditioning systems, or similar apparatus now or hereafter installed upon the Premises, to the extent applicable. Said insurance shall be on a Boiler and Machinery Broad Form policy on a repair and replacement basis.

8.4 Worker’s Compensation Insurance.

          Tenant shall, at Tenant’s expense, obtain and keep in force during the Term and the Early Entry Period, worker’s compensation insurance with statutory limits of liability and employee’s liability insurance with limits of liability as are customary and typical for Tenant’s permitted use under Sections 1.5 and 12.1.

8.5 Builder’s Risk Insurance.

          At any time when any portion of the Premises are being constructed, altered or replaced, Tenant shall, at Tenant’s expense, obtain and keep in force, adequate builder’s risk insurance.

8.6 Rental Loss/Business Interruption Insurance.

          Tenant shall, at Tenant’s expense, obtain and keep in force during the Term, rental loss/business interruption insurance covering those risks referred to in paragraph 8.1 in an amount equal to all rent payable under this Lease for a period of twelve (12) months at the then current rate of charges.

8.7 Personal Property Insurance.

          Tenant shall maintain in full force and effect on all of its fixtures, furniture, equipment and other business personal property in the Premises a policy or policies providing protection against any peril included within the classification “Special Form” to the extent of at least ninety percent (90%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a coinsurance provision, whichever is greater. Tenant shall also insure in the same manner the physical value of all its leasehold improvements and alterations in the Premises. During the Term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Landlord shall have no interest in said insurance, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Tenant shall also maintain insurance for all plate glass upon the Premises.

8.8 Policies of Insurance.

          (a) All insurance policies required to be carried by Tenant hereunder shall conform to the following requirements:

                    (i) The insurer in each case shall carry a designation in “Best’s Insurance Reports” as issued from time to time throughout the Term as follows: Policyholders’ rating of A-; financial rating of not less than VII;

                    (ii) The insurer shall be qualified to do business in the state in which the Premises are located;

                    (iii) The policy shall be in a form and include such endorsements as are reasonably acceptable to Landlord;

                    (iv) Certificates of insurance or other reasonable documentation shall be delivered to Landlord at commencement of the Early Entry Period and the Term and certificates of renewal, at least thirty (30) days prior to the expiration of each policy;

                    (v) Each policy shall require that Landlord be notified in writing by the insurer at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried;

                    (vi) Landlord and Tenant, as their interests may appear, and any lender or ground lessor of Landlord, shall be named insureds under a standard “non-contributory mortgagee” endorsement or its equivalent. Landlord shall not be required to prosecute any claim against, or to contest any settlement proposed by, an insurer; and

                    (vii) Each policy shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord, Tenant or any lender or ground lessor of Landlord which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) any foreclosure or other action taken by a lender of Landlord pursuant to any provision of any mortgage or deed of trust upon the happening of a default or event of default thereunder, or (ii) any change in ownership of the Premises.

          (b) Tenant shall deliver to Landlord prior to the commencement of this Lease the original or duplicate policies or certificates of insurers and evidence of payment therefor, satisfactory to Landlord and any lender or ground lessor of Landlord, evidencing all of the Required Insurance for a period of not less than one year from the Commencement Date of the Lease. Tenant shall, within thirty (30) days prior to the expiration of any such policy, deliver to Landlord other original or duplicate policies or such certificates evidencing the renewal of any such policy and evidence of payment therefor.

          (c) Notwithstanding anything to the contrary contained herein, Tenant may obtain such Required Insurance, where applicable, under blanket insurance policies in form reasonably satisfactory to Landlord.

8.9 Prosecution of Insurance Claims.

          Tenant may, at its expense, prosecute any such claim or contest any such settlement in the name of Landlord, Tenant or both, and Landlord will join therein at Tenant’s written request upon the receipt by Landlord of an indemnity from Tenant against all costs, liabilities and expenses in connection therewith.

8.10 Separate Insurance.

          Tenant shall not obtain or carry separate insurance covering the same risks as any Required Insurance unless Tenant, Landlord and any lender or ground lessor of Landlord are included therein as named insureds, with loss payable as provided in this Lease and the policy contains a mortgagee endorsement in favor of any lender of Landlord.

8.11 Claims Against Tenant.

          Landlord or any lender or ground lessor of Landlord shall not be limited in the proof of any damages which Landlord or such lender or ground lessor may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force insurance, as provided above, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance; but Landlord and any lender or ground lessor of Landlord shall also be entitled to recover as damages for such breach, the uninsured amount of any loss to the extent of any deficiency in the Required Insurance and damages, costs and expenses of suit suffered or incurred by reason of or damage to, or destruction of, the Premises occurring during any period when Tenant shall have failed or neglected to provide the Required Insurance. Tenant shall indemnify and hold harmless Landlord and any lender or ground lessor of Landlord for any liability incurred by Landlord or any lender or ground lessor of Landlord arising out of any deductibles for Required Insurance.

8.12 Rights of Landlord.

          If Tenant fails to maintain or renew any Required Insurance, or to pay the premium therefor, or to deliver any such policy or certificate, then Landlord, at its option, but without obligation to do so, may procure such insurance, but without waiver of any event of default arising therefrom. Any sums so expended by Landlord shall be additional rent hereunder and shall be repaid by Tenant within five (5) days after notice to Tenant of such expenditure and the amount thereof.

8.13 Required Insurance.

          As used in this Lease, “Required Insurance” shall mean any insurance now or hereafter required to be obtained by Tenant under this Article.

9. INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

9.1 Intent and Purpose.

          This Article is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.

9.2 Waiver of Subrogation.

          Landlord and Tenant release each other, and their respective authorized representatives, from any claims for damage to the Premises, and to the furniture, fixtures, and other business personal property, Tenant’s improvements and alterations of either Landlord or Tenant, in or on the Premises, including loss of income, that are caused by or result from risks insured or required under the terms of this Lease to be insured against under any property insurance policies carried or to be carried by either of the parties.

9.3 Form of Policy.

          Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by any peril included within the classification “All Risk” which is insured against under any property insurance policy carried under the terms of this Lease.

9.4 Indemnity.

          Tenant, as a material part of the consideration to be rendered to Landlord, shall indemnify, defend, protect and hold harmless Landlord against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind which may be brought or imposed upon Landlord or which Landlord may pay or incur by reason of injury to person or property or business, from whatever cause, all or in any way connected with the acts and omissions of Tenant, and the use of the Premises, or the improvements or personal property of Tenant therein or thereon, including without limitation any liability or injury to the person or property or business of Tenant, its agents, officers, employees or invitees. Tenant further agrees to indemnify, defend and protect Landlord and hold it harmless from any and all liability, loss, cost or obligation on account of, or arising out of, any breach of the provisions of this Lease by Tenant, including under Section 13.3 hereof. Nothing contained herein shall obligate Tenant to indemnify Landlord for Landlord’s negligence or willful acts.

9.5 Defense of Claims.

          In the event any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant, upon Landlord’s request, will at Tenant’s expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Tenant subject to the reasonable approval of Landlord or by the insurer whose policy covers the occurrence. The obligations of Tenant under this Section arising by reason of any occurrence taking place during the Term shall survive any termination of this Lease.

9.6 Waiver of Claims.

          Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages or injury, as described below, from any cause arising at any time, including the negligence of the parties hereto:

          (a) damages to goods, wares, merchandise and loss of business in, upon or about the Premises and injury to Tenant, its agents, employees, invitees or third persons, in, upon or about the Premises; and

          (b) notwithstanding anything to the contrary contained in this Lease, damages to goods, wares, merchandise and loss of business, in, upon or about the Premises, and injury to Tenant, its agents, employees, invitees or third persons in, upon or about the Premises.

                    Tenant expressly acknowledges and agrees that the provisions of Section 13.6 below apply fully with respect to the matters waived pursuant to this Section, and, for such purpose, the term “Released Matters,” as used in Section 13.6, shall be deemed to include the matters waived pursuant to this Section.

9.7 References.

          Wherever in this Article the term Landlord or Tenant is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its officers, directors, shareholders, employees, partners, contractors, agents and mortgagees or other lienholders.

10. DESTRUCTION

10.1 Rights of Termination.

          In the event the Premises suffers (a) an “uninsured property loss” (as hereinafter defined) affecting the St. Mary’s School Building (as opposed to any portion of the casino building which is built on the Premises by Tenant to the west of the St. Mary’s School Building) unless Tenant nevertheless agrees to pay the cost to rebuild or repair the Premises, or (b) a property loss which in Tenant’s reasonable business judgment cannot be repaired or rebuilt so that the Pedestrian Walkway can be reopened to the general public within three hundred sixty (360) days, either party may terminate this Lease by written notice to the other party within thirty (30) days after Tenant elects not to pay the cost to rebuild or repair the Premises if the casualty is an “uninsured property loss” or if such repair or rebuilding to the Pedestrian Walkway in Tenant’s reasonable business judgment will take more than three hundred sixty (360) days to complete. For purposes of this Lease, the term “uninsured property loss” shall mean any loss arising from a peril not covered by the standard form of “All Risk” property insurance policy. In the event of a property loss occurring during the last two (2) years of the original Term hereof or any extension, either party may cancel this Lease upon written notice to the other within thirty (30) days after such loss, provided, that Landlord’s notice shall vitiate if Tenant after receipt of Landlord’s notice exercises an option to extend the Term, if an option is available.

10.2 Repairs.

          In the event of a property loss and the parties are not entitled to or elect not to terminate this Lease under the terms of Section 10.1 above, then this Lease shall continue in full force and effect and Tenant shall with all due diligence undertake to make such repairs as are necessary to reconstitute or replace the Premises. A casualty shall in no way annul or void this Lease (except as otherwise provided in Section 10.1 above) except that Tenant shall be entitled to a proportionate reduction of Minimum Rent following the property loss and until the time the Premises are restored subject to Landlord’s right to collect rental loss insurance in place of rental. Such reduction shall be an amount which reflects the degree of interference with Tenant’s business. So long as Tenant conducts its business in the Premises, there shall be no abatement until the parties agree on the amount thereof except upon agreement such reduction shall be retroactive subject to Landlord’s right to collect rental loss insurance in place of rental. If the parties cannot agree within forty-five (45) days of the property loss, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Landlord shall within ten (10) days thereafter refund to Tenant any sums due in respect of the reduced rental from the date of the property loss or cause rent to abate.

10.3 Repair Costs.

          The cost of any repairs to be made by Tenant, pursuant to Section 10.2 of this Lease, shall be paid by Tenant, regardless of whether there are sufficient available insurance proceeds. Tenant shall also pay for any applicable deductible.

10.4 Waiver.

          Intentionally Deleted.

10.5 Replacement of Premises.

          If this Lease is not terminated as provided above and the Premises cannot be restored to its former condition because of the application of ordinances, codes and laws then in effect, Tenant shall reconstruct the Premises in a manner that will approximate the size and design of the Premises to the extent legally permissible, and in compliance with the requirements of Section 15, below.

11. ACCORD AND SATISFACTION

11.1 Acceptance of Payment.

          No payment by Tenant or receipt by Landlord of a lesser amount of Minimum Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to statute.

12. USE

12.1 Permitted Use.

          The Premises may be used and occupied only for the purposes specified in Section 1.5 hereof, and for no other purpose or purposes. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises, their cleanliness, safety, occupation and use provided Tenant shall have the right to contest same in its commercially reasonable business judgment and at its sole cost and expense. No portion of the Premises that is assigned or subleased to a third party shall be used for any of the following prohibited purposes:

          1. The sale of alcoholic beverages [except in conjunction with the operation of a restaurant];

          2. Video or gaming arcades;

          3. Dance or night clubs or any other use for public entertainment [except incidental to the operation of a restaurant];

          4. Any business that is sexually oriented or which features nudity, such as but not limited to, adult bookstores, massage parlors, adult theaters or similar businesses;

          5. Any use that results in lights, odors, loud noises or sounds that are objectionable to the general public or is otherwise considered a public nuisance;

          6. Any business offering contraceptives, family planning or other services, information or counseling that are inconsistent with the teachings of the Roman Catholic Church; and

          7. Any other business that is not consistent with other retail and restaurant uses in the immediate area or is not otherwise operated in a first class and reputable manner.

12.2 Hazardous Activities.

          Tenant shall not engage in any activities or permit to be kept, used, or sold in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies unless it obtains and pays for the applicable additional insurance coverage. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

13. COMPLIANCE WITH LAWS AND REGULATIONS

13.1 Tenant’s Obligations.

          Tenant, shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use of the Premises all municipal ordinances and state and federal statutes and regulations now in force or which may hereafter be in force, including, without limitation, “Environmental Laws” and the Americans with Disabilities Act, 42 U.S.C. §§ 12101-12213 (and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto, collectively herein referred to as the “ADA”), whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease provided Tenant shall have the right to contest same in its commercially reasonable business judgment and at its sole cost and expense. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any such requirement, ordinance, statute or regulation pertaining to the Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant. Within ten (10) days after receipt of notice or knowledge of any violation or alleged violation of any Environmental Law(s) and/or the ADA pertaining to the Premises, any governmental or regulatory proceedings, investigations, sanctions and/or actions threatened or commenced with respect to any such violation or alleged violation, and any claim made or commenced with respect to such violation or alleged violation, Tenant shall notify Landlord thereof and provide Landlord with copies of any written notices or information in Tenant’s possession. Notwithstanding anything to the contrary contained herein, Tenant shall have no obligation whatsoever to correct, repair or replace any pre-existing structural portions of the Premises which are not in compliance with ADA, Environmental Laws or other applicable laws unless Tenant’s renovation, rebuilding or use thereof requires the correction, repair or replacement of same.

13.2 Condition of Premises.

          Tenant hereby accepts the Premises in the condition existing as of the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders and the Restrictions.

13.3 Hazardous Materials.

          (a) Definitions. As used herein, the term “Hazardous Materials” shall mean (i) any waste, material or substance (whether in the form of a liquid, a solid, or a gas and whether or not air-borne), which is or is deemed to be a pollutant or a contaminant, or which is or is deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which presents a risk, to public health or to the environment, or which is or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto (collectively “Environmental Laws, and individually, “Environmental Law”); (ii) petroleum, including crude oil or any fraction thereof; (iii) ACM; (iv) any polychlorinated biphenyl; (v) any radioactive material; and (vi) urea formaldehyde. In addition to the foregoing, the term “Environmental Laws” shall be deemed to include, without limitation, local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

          (b) Use, etc., of Hazardous Materials. Tenant agrees that during the Early Entry Period and the Term, there shall be no use, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release, or threatened release of Hazardous Materials on or from the Premises in violation of any Environmental Laws. The use, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release or threatened release of Hazardous Materials in violation of any Environmental Laws are sometimes hereinafter individually or collectively referred to as “Hazardous Use.” It is further agreed that Tenant shall be entitled to use, handle and store those Hazardous Materials which are necessary for Tenant’s business, provided that such usage and storage is in compliance with Environmental Laws. Tenant shall not be entitled to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole arbitrary judgment. For the purposes of this Section 13.3, the term Hazardous Use shall include Hazardous Use(s) on or from the Premises by any and all lessees, occupants, and/or users of the Premises, whether known or unknown to Tenant, and first occurring during the Early Entry Period and the Term.

          (c) Release of Hazardous Materials: Notification and Cleanup. If at any time during the Early Entry Period or the Term Tenant knows or reasonably believes that any release of any Hazardous Materials has come or will come to be located upon, about or beneath the Premises in connection with a Hazardous Use by Tenant, then Tenant shall immediately, either prior to the release or following the discovery thereof by Tenant, give verbal and follow-up written notice of that condition to Landlord. Tenant covenants to investigate, clean up and/or otherwise remediate any release of Hazardous Materials in connection with a Hazardous Use by Tenant at Tenant’s cost and expense in accordance with all Environmental Laws; such investigation, clean-up and remediation shall be performed only after Tenant has obtained Landlord’s written consent, which shall not be unreasonably withheld or delayed; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s written consent. All clean-up and remediation shall be done in compliance with Environmental Laws. Notwithstanding the foregoing, if prompted by the foregoing notice from Tenant, Landlord shall have the right, but not the obligation, in Landlord’s sole and absolute discretion, exercisable by written notice to Tenant, to undertake within or outside the Premises all of the investigation, clean-up and/or remediation with respect to Hazardous Materials, all at Tenant’s cost and expense, to make the Premises in compliance with Environmental Laws, which shall be paid by Tenant as additional rent within ten (10) days after receipt of written request therefor by Landlord (and which Landlord may require to be paid prior to commencement of any work by Landlord). No such work by Landlord shall create any liability on the part of Landlord to Tenant or any other party in connection with such Hazardous Materials, provided Landlord shall complete the work in a lien free manner, in compliance with all Environmental Laws and any other applicable laws and in a good and workmanlike manner and in a manner with minimal disruption to Tenant’s use, occupancy and enjoyment of the Premises, or constitute an admission by Landlord of any responsibility with respect to such Hazardous Materials. It is the express intention of the parties hereto that Tenant shall be liable under this Section 13.3 for any and all conditions covered hereby which were caused or created by Tenant after the date of Tenant’s possession of the Premises. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first (i) notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to participate in any such proceedings, and (ii) obtaining Landlord’s written consent. Tenant shall have absolutely no obligation whatsoever under this Article 13 or otherwise under this Lease to investigate, clean-up and/or remediate any Environmental Materials (or to pay for the cost thereof) existing on, in or under the Premises prior to the date of Tenant’s possession of the Premises.

          (d) Inspection and Testing by Landlord. Landlord shall have the right at all times during the Term to (i) inspect the Premises, as well as Tenant’s books and records relating to the matters identified in this Section, and (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any inspections, tests, or investigations. The reasonable cost of all such inspections, tests and investigations shall be borne by Tenant, if Landlord reasonably believes them to be necessary. Neither any action nor inaction on the part of Landlord pursuant to this Section shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant’s responsibilities, obligations, and/or liabilities incurred pursuant to Section 13.3 hereof.

13.4 Wetlands.

          Intentionally Deleted.

13.5 Indemnity.

          Intentionally Deleted.

13.6 Release and Assumption of Risk.

          Tenant, for itself, and its officers, directors, shareholders, partners, agents, contractors, brokers, servants, employees, sublessees, lessees, invitees, concessionaires, licensees and representatives (hereinafter referred to as “Releasors”), hereby waives, releases, acquits and forever discharges Landlord and its officers, directors, shareholders, trustees, partners, agents, contractors, attorneys, brokers, servants, employees, lessees, invitees, licensees and representatives (hereinafter referred to as “Releasees”) of and from any and all losses, which are in any way connected with, based upon, related to or arising out of (i) any Hazardous Use or Hazardous Materials on or about the Premises, (ii) any violation by or relating to the Premises (or the ownership, use, condition, occupancy or operation thereof), or by the Releasors or any other persons or entities, of any Environmental Laws affecting the Premises, or (iii) any investigation, inquiry, order, hearing, action or other proceeding by or before any governmental agency or any court in connection with any of the matters referred to in clauses (i) or (ii) above (collectively, the “Released Matters”), except to the extent caused by the gross negligence or willful misconduct of the Releasees.

14. UTILITIES

14.1 Payment by Tenant.

          Tenant, from the time it first enters the Premises for the purpose of setting fixtures, or from the commencement of this Lease, whichever date shall first occur, and throughout the Term, shall pay all charges including connection fees for water, gas, heat, sewer, power, telephone services and any other utility supplied to or consumed in or on the Premises. Tenant shall arrange for appropriate pickup and disposal of refuse, garbage and trash from the Premises. Landlord shall not be responsible or liable for any interruption in utility services, nor shall such interruption affect the continuation or validity of this Lease or Tenant’s obligations under this Lease, including the obligation to pay rent. Landlord does not warrant that any of the utilities supplied to the Premises will be free of interruption or that any of the utility systems serving the Premises will be free from the need for maintenance, repairs and/or replacements. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of repairs, alterations or improvements necessary to be made, by strikes or accidents, by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority.

15. ALTERATIONS

15.1 Consent of Landlord; Ownership.

          Tenant shall not make, or suffer to be made, any structural alterations, additions, improvements or demolition, exterior or interior, to the Premises or any part thereof, in excess of $25,000, without the written consent of Landlord which shall not be unreasonably withheld, delayed or conditioned, and subject to the requirements under Section 15.2, below. In addition, no exterior signs shall be permitted without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed. For purposes of this section, Landlord shall be deemed to have reasonably withheld its consent to Tenant’s alteration and/or signage if Landlord withheld such consent because such alteration and/or signage is not consistent with: (i) the exterior appearance and/or signage of Tenant’s casino improvements existing at the time such consent is withheld, and (ii) a first class retail, restaurant and/or office establishment. Tenant shall have the right to freely make any non-structural alterations, additions or improvements to the Premises. Any structural additions or alterations to the Premises shall, immediately upon being made, constitute a part of the realty and become Landlord’s property, and shall, at the expiration or earlier termination of this Lease, remain upon the Premises without compensation to Tenant. Tenant shall promptly remove any structural alterations, additions and improvements which were not approved by Landlord (where Landlord had approval rights) and are required by Landlord to be removed at the end of the Term and Tenant shall restore the Premises as indicated below. Tenant shall have the right to remove its trade fixtures and personal property placed upon the Premises provided that Tenant restores the Premises as indicated below. Any and all costs incurred by Landlord, whether in complying with laws, governmental requirements or otherwise, as a result of any “alterations” (as hereinafter defined), or as a result of request by Tenant for increased telephone or other utility capacity above that presently existing shall be paid by Tenant within ten (10) days after demand therefor by Landlord. Landlord hereby approves of the location and operation of the pedestrian walkway and related improvements (the “Pedestrian Walkway”) to be constructed on the Premises by Tenant as depicted on Schedule 15.1(a) attached hereto and as more fully described in Schedule 15.1(b). No approvals or consents shall be required from Landlord in connection with Tenant’s construction of the Pedestrian Walkway but Tenant shall comply with Sections 15.2(a), (d), (e) and (f) below.

15.2 Requirements.

          Any alterations, additions or installations performed by Tenant (hereinafter collectively “alterations”) shall be subject to strict conformity with the following requirements (except to the extent waived in writing by Landlord or in instances where Landlord has already approved or consented or has no approval or consent rights with respect thereto such requirements shall not be applicable):

          (a) All alterations shall be at the sole cost and expense of Tenant;

          (b) Prior to commencement of any work of alteration, Tenant shall submit detailed plans and specifications, including working drawings (hereinafter referred to as “Plans”), of the proposed alterations, which shall be subject to the consent of Landlord in accordance with the terms of Section 15.1 above;

          (c) Intentionally Deleted;

          (d) No alterations shall be commenced without Tenant having previously obtained all appropriate permits and approvals required by and of governmental agencies and Landlord, at no cost, agrees to assist and participate as necessary to obtain such permits and approvals;

          (e) All alterations shall be performed in a skillful and workmanlike manner and pursued with diligence and in full accord with all applicable laws and ordinances;

          (f) Tenant’s contractor shall maintain the insurance reasonably required by Landlord, including, without limitation, commercial general liability, workers’ compensation and builder’s risk. The limits of such insurance shall be the same as those specified in Article 8;

          (g) Intentionally Deleted;

          (h) Intentionally Deleted;

          (i) Intentionally Deleted; and

          (j) In connection with any request for approval or consent by Tenant hereunder, Landlord shall respond to such request within ten (10) days of a request therefor or else Landlord’s consent or approval shall be deemed given.

15.3 Liens.

          Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event a construction or other lien is filed against the Premises as a result of a claim arising through Tenant, Landlord may demand that Tenant indemnify Landlord against liability for the same and hold the Premises free from the effect of such lien or claim and/or bond over the lien in accordance with the law of the State in which the Premises is located.

15.4 Restoration.

          Tenant shall return the Premises to Landlord at the expiration or earlier termination of this Lease in as good a condition and repair as of the Early Entry Period, reasonable wear and tear excepted and except as otherwise is provided in Section 10.5, above. At the expiration or earlier termination of this Lease, Tenant shall remove its trade fixtures and personal property. Any damage to the Premises caused by the removal of such trade fixtures and other personal property shall be repaired by Tenant at its sole cost and expense prior to termination.

16. MAINTENANCE AND REPAIRS

16.1 Obligations of Landlord and Tenant.

          Tenant shall, at its sole cost and expense, make all improvements and repairs to the Premises that are required for applicable code compliance in connection with Tenant’s use of the Premises under Sections 1.5 and 12.1 hereof. Tenant shall, at its sole cost and expense, keep and maintain the Premises and appurtenances, and every part thereof, including without limitation, the foundation, roof, outer walls, structural and nonstructural elements of the building(s) and other improvements constituting a part of the Premises, all sidewalks, parking lots and grounds constituting a part of the Premises, and all utilities, fixtures, mechanical equipment, heating, ventilating and air conditioning equipment and systems, and utility lines, in good, clean and sanitary order, condition and repair.

16.2 Condition of Premises.

          Tenant shall accept the Premises in “as is” condition as of the date of execution of this Lease by Tenant.

16.3 Refuse Disposal.

          Tenant shall arrange and pay for refuse disposal service at the Premises.

17. CONDEMNATION

17.1 Definitions.

          (a) “Condemnation” means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) a voluntary sale or transfer by Landlord with Tenant’s prior approval to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (b) “Date of taking” means the date the condemnor has the right to possession of the property being condemned.

          (c) “Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

          (d) “Condemnor” means any public or quasi public authority, or private corporation or individual, having the power of condemnation.

17.2 Total Taking.

          If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

17.3 Partial Taking.

          If any material portion of the Premises is taken by condemnation, then Landlord or Tenant can elect to terminate this Lease on notice to the other party at any time within sixty (60) days after the nature and extent of the taking have been finally determined by the parties. The date of termination shall not be earlier than sixty (60) days after the Landlord or Tenant, as the case may be, has notified the other of its election to terminate nor later than the date of taking. If Landlord or Tenant, as the case may be, do not terminate this Lease as aforesaid, the Lease shall continue in full force and effect except that Minimum Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet taken from the Premises and the denominator of which is the number of square feet in the Premises prior to the taking. “Material” for purposes of this Section shall mean such portion of the Premises which would prevent Tenant from using the Pedestrian Walkway.

17.4 Restoration.

          If there is a partial taking of the Premises and this Lease remains in full force and effect pursuant to this Article, Landlord shall make such portion of its award available to Tenant as is necessary for Tenant to restore the Premises (but not Tenant’s alteration and improvements) as near as practical to its condition immediately prior to the date of the taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the condemnor.

17.5 Award.

          Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Landlord except that Tenant shall have the right to make a claim for a separate award for the following: Tenant’s trade fixtures, tangible personal property, leasehold improvements and alterations, loss of business and relocation expenses. At all events, Landlord shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold.

18. ABANDONMENT

18.1 Tenant to Occupy.

          Except during the course of any repairs, maintenance or construction or in connection with a condemnation or casualty, Tenant shall not abandon the Premises at any time during the Term, nor permit the Premises to remain unoccupied for a period longer than thirty (30) consecutive days during the Term, and if Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and remaining on the Premises after such thirty (30) day period shall, at the option of Landlord, be deemed abandoned subject to the rights of Tenant’s lender. Landlord acknowledges that Tenant may elect not to use or occupy all or a portion of the existing building located on the Premises and such failure by Tenant to use or occupy same shall not be deemed an abandonment, vacation or surrender hereunder.

19. ENTRY BY LANDLORD

19.1 Rights of Landlord.

          Tenant shall permit Landlord and Landlord’s agents to enter the Premises after reasonable notice for the purpose of inspecting the same and exercising any of its rights and remedies under this Lease subject to the rights of Tenant, any subtenants, licensees or the like and subject to the rules and regulations of the MGCB. This Section in no way affects the maintenance obligations of the parties hereto.

19.2 Roof Rights.

          Landlord shall have no right of access to the roof of the Premises. Except in connection with the Pedestrian Walkway for which no consent shall be required, Tenant shall not erect any structure for storage or any aerial, or use the roof for any purpose without the consent in writing of the Landlord which shall not be unreasonably withheld, conditioned or delayed. Approval of any roof signs will be subject to Section 20, below.

20. SIGNS

20.1 Approval, Installation and Maintenance.

          Except in connection with the Pedestrian Walkway for which no consent shall be required, Tenant shall not place on the Premises any exterior signs or advertisements without Landlord’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this section, Landlord shall be deemed to have reasonably withheld its consent to Tenant’s signage if Landlord withheld such consent because such signage is not consistent with: (i) the signage of Tenant’s casino improvements existing at the time such consent is withheld, and (ii) a first class retail, restaurant and/or office establishment. The cost of installation and regular maintenance of all of Tenant’s signs shall be at the sole expense of Tenant. At the termination of this Lease or any extension thereof, Tenant shall remove all of its signs and all damage caused by such removal shall be repaired at Tenant’s expense.

21. DEFAULT

21.1 Definition.

          The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

          (a) Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder when due after thirty (30) days’ written notice to Tenant;

          (b) The abandonment of the Premises by Tenant in violation of Section 18.1 hereof and after thirty (30) days’ written notice to Tenant;

          (c) Any failure by Tenant to observe or perform the covenants or agreements set forth in any of the following Sections: Section 7.3, 13.1, 15.1, 20.1, 28.2 or 29.1 and after thirty (30) days’ written notice to Tenant;

          (d) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for 30 days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the 30 day period allowed, Tenant shall not be deemed to be in default if Tenant shall, within such 30 day period, commence to cure, thereafter diligently prosecute the same to completion, and complete such cure within 60 days after such notice is given; or

          (e) If Tenant shall be insolvent or shall generally be unable to pay its debts as and when due; or if a creditors’ committee shall have been appointed for the business of Tenant in connection with any bankruptcy or insolvency; or if Tenant shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor’s petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Tenant), and such receiver, trustee or custodian so appointed shall not have been discharged within sixty (60) days after the date of his appointment or if an order shall be entered and shall not be dismissed or stayed within sixty (60) days from its entry, approving any petition for reorganization of Tenant; or if the leasehold interest herein passes to a receiver (collectively, the occurrence of any of the events set forth in this Subsection (e) shall be referred to herein as a “Bankruptcy Event”).

          (f) Any notice of a Tenant default shall include concurrent notice to Tenant’s lender and any other party as may be designated by Tenant from time to time.

22. REMEDIES UPON DEFAULT

22.1 Termination and Damages.

          In the event of any default by Tenant beyond applicable cure periods, then in addition to any other remedies available to Landlord herein or at law or in equity, Landlord shall have the option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

                    (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                    (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                    (c) Intentionally Deleted.

                    (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and

                    (e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Premises are located.

22.2 Definitions.

          The terms “rent” or “rental,” as used in this Lease, shall be deemed to be and to mean the Minimum Rent, all additional rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

22.3 Personal Property.

          Intentionally Deleted.

22.4 Recovery of Rent; Reletting.

          (a) In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Section 22.1 above, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including, without limitation, Landlord’s right from time to time, without terminating this Lease, to either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Premises. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiation of Landlord or other legal proceeding granting Landlord or its agent possession to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

          (b) In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to

Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

          (c) No reentry or taking possession of the Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

22.5 No Waiver.

          Efforts by Landlord to mitigate the damages caused by Tenant’s default in this Lease shall not constitute a waiver of Landlord’s right to recover damages hereunder.

22.6 Curing Defaults.

          Should Tenant fail to repair, maintain, keep clean, and/or service the Premises, or any part or contents thereof at any time or times, or perform any other obligations imposed by this Lease or otherwise, then after having given Tenant reasonable notice of the failure or failures and a reasonable opportunity, which in no case shall exceed 60 days, to remedy the failure, Landlord may enter upon the Premises and perform or contract for the performance of the repair, maintenance, or other Tenant obligation, and Tenant shall pay Landlord for all direct and indirect costs incurred in connection therewith within 30 days of receiving a bill therefor from Landlord.

22.7 Cumulative Remedies.

          The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Landlord might otherwise have in the event of breach or default, and the exercise of one right or remedy by Landlord shall not in any way impair its right to any other right or remedy.

22.8 Landlord Default.

          In the event Landlord shall fail to comply with any of its obligations under this Lease, Tenant shall have the right, at its option and in addition to any other rights and remedies it may have under this Lease or at law or in equity (which rights and remedies shall be cumulative), after thirty (30) days written notice to Landlord (except in an emergency in which event only such notice as is practicable will be required) to cure such default at Landlord’s expense. Tenant shall have the right to offset the reasonable amount paid to cure such Landlord breach from its next installment(s) of Minimum Rent due Landlord provided, however, that the amount of offset shall not exceed 25% of any installment of Minimum Rent.

23. FORFEITURE OF PROPERTY

23.1 Removal of Personal Property.

          Tenant agrees that as at the date of termination of this Lease or repossession of the Premises by Landlord, by way of default or otherwise, it shall remove all of its personal property. Any and all such property of Tenant not removed within 30 days of such termination or repossession shall, at the option of Landlord, irrevocably become the sole property of Landlord subject to the rights of Tenant’s lender. Tenant waives all rights to notice and all common law and statutory claims and causes of action which it may have against Landlord subsequent to such date as regards to the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Article. Tenant acknowledges Landlord’s need to relet the Premises upon termination of this Lease or repossession of the Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting, and to prevent Landlord incurring a loss for inability to deliver the Premises to a prospective lessee.

24. SURRENDER OF LEASE

24.1 No Merger.

          The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies except as otherwise agreed to by the parties, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

25. LANDLORD’S EXCULPATION

25.1 Limited Liability; No Recourse.

          In the event of default, breach, or violation by Landlord (which term includes Landlord’s shareholders, partners, members, co-venturers, co-tenants, officers, directors, trustees, employees, agents, or representatives) of any of Landlord’s obligations under this Lease, Landlord’s liability to Tenant shall be limited solely to Landlord’s ownership interest in the Premises, the rents and income therefrom and/or the proceeds from the sale of the Premises.

26. ATTORNEYS’ FEES

26.1 Prevailing Party.

          If either party hereto shall engage an attorney in connection with any action or proceeding to enforce the terms or conditions of this Lease, the prevailing party in such action or proceeding shall be entitled to recover its reasonable litigation expenses to the fullest extent permitted by law. In the event a different party is the prevailing party on different issues, the litigation expenses shall be apportioned in proportion to the value of the issues decided for and against the party.

27. NOTICES

27.1 Writing.

          All notices, demands and requests required or permitted to be given or made under any provision of this Lease, shall be in writing and shall be: (i) given or made by personal service, or (ii) by telephone facsimile upon which date and time is imprinted in the course of transmission, to the number identified in Section 1.1, or (iii) by mailing same by registered or certified mail, return receipt requested, postage prepaid, or by (iv) reputable courier which provides written evidence of delivery, addressed to the respective party at the address set forth in Section 1.1 of this Lease or at such other address as the party may from time to time designate, by a written notice, sent to the other in the manner aforesaid.

27.2 ffective Date.

          Any such notice, demand or request (“notice”) shall be deemed given or made on the third day after the date so mailed. Notwithstanding the foregoing, notice given by personal delivery to the party at its address as aforesaid shall be deemed given on the day on which delivery is made. Notice given by a reputable courier service which provides written evidence of delivery shall be deemed given on the business day immediately following deposit with the courier service.

28. SUBORDINATION

28.1 Priority of Encumbrances.

          This Lease, at Landlord’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default beyond applicable cure periods and so long as Tenant shall pay the rent and observe and perform all the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms, and Tenant shall attorn to the new owner in connection therewith. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

28.2 Execution of Documents.

          Tenant and Landlord agree (and Landlord agrees to cause its lender) to execute any documents reasonably required to effectuate such subordination, non-disturbance and attornment or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be.

29. ESTOPPEL CERTIFICATES

29.1 Execution.

          Within twenty (20) days of written request therefor by Landlord or Tenant, as the case may be, the other party shall execute, if true, a written statement acknowledging the commencement and termination dates of this Lease, that this Lease is in full force and effect and there are no defaults, that this Lease has not been modified (or if it has, stating such modifications), and providing any other pertinent information as the requesting party or its agent might reasonably request.

30. WAIVER

30.1 Effect of Waiver.

          The waiver by Landlord of any breach of any provision of this Lease shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

31. HOLDING OVER

31.1 Month-to-Month Tenancy on Acceptance.

          If Tenant should remain in possession of the Premises after the expiration of the Term as may be extended hereunder and without executing a new Lease, then, upon acceptance of rent by Landlord, such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Lease as existed during the last month of the Term hereof, so far as applicable to a month to month tenancy, except that the Minimum Rent shall be equal to 125% of the Minimum Rent payable immediately prior to the expiration or sooner termination of the Lease for the first month, and thereafter 150% of such Minimum Rent.

32. SECURITY DEPOSIT

32.1 Intentionally Deleted.

33. SUCCESSORS AND ASSIGNS

33.1 Binding Effect.

          The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto.

34. TIME

34.1 Time of the Essence.

          Time is of the essence of this Lease with respect to each and every article, section and subsection hereof.

35. EFFECT OF LANDLORD’S CONVEYANCE

35.1 Release of Landlord.

          If, during the Term, Landlord shall sell its interest in the Premises or the building(s) or other improvements which constitute a part of the Premises, then from and after the effective date of the sale or conveyance, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued. Notwithstanding the foregoing, this Section shall not relieve Landlord of liability in the event of a breach of the terms of Section 43.14 of this Lease. The interest acquired by any purchaser of the Premises shall be subject to the terms and conditions of this Lease, including specifically Section 45.

36. TRANSFER OF SECURITY

36.1 Intentionally Deleted.

37. CORPORATE AUTHORITY

37.1 Authorization to Execute.

          Each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon said limited liability company in accordance with its terms. Concurrently herewith, Tenant shall deliver to Landlord a certified copy of a resolution of authorizing or ratifying the execution of this Lease. Each individual executing this Lease on behalf of Landlord represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Landlord, and that this Lease is binding upon Landlord in accordance with its terms.

38. BANKRUPTCY

38.1 Bankruptcy Events.

          If at any time during the Term a Bankruptcy Event shall occur, then the following provisions shall apply:

          (a) Upon the occurrence of a Bankruptcy Event, or if Tenant takes advantage of any insolvency laws of any state, district, commonwealth or territory of the United States, then in any such event Landlord at its option and sole discretion may terminate this Lease at any time by written notice to Tenant (subject, however, to applicable provisions of the applicable bankruptcy federal or state statutes or any insolvency laws during the pendency of any action thereunder involving Tenant as the subject debtor). If this Lease is terminated under this Article, (i) Tenant agrees to immediately surrender and vacate the Premises, waives all statutory or other notice to quit, and agrees that Landlord’s obligations under this Lease shall cease from such termination date, and (ii) Landlord may recover possession by process of law or in any other lawful manner. Furthermore, if this Lease terminates under this subsection, Landlord shall, subject to the Bankruptcy Code, have all rights and remedies against Tenant as provided in this Lease and at law for a default of Tenant in the payment of Minimum Rent, additional rent and other sums payable hereunder. Tenant hereby acknowledges that it shall have abandoned all of its personal property remaining in the Premises after Tenant surrenders possession of the Premises (but without waiver of the rights of any then-existing lienholders in such personal property), and Tenant hereby authorizes Landlord to dispose of such personal property in any manner Landlord deems appropriate without accounting to Tenant or its legal representative for the proceeds thereof. Notwithstanding the foregoing,

Landlord retains the right to assert an administrative claim and a general unsecured claim that result from a breach of this Lease including, without limitation, the cost to remove Tenant’s personal property from the Premises and to restore the Premises after Tenant surrenders possession thereof.

          (b) In all events any receiver or trustee in bankruptcy or Tenant as debtor in possession shall, by written notice, either expressly assume or reject this Lease within one hundred twenty (120) days following the entry of an “Order for Relief.” Failure of the trustee to give notice of such assumption hereof within said period shall conclusively and irrevocably constitute a rejection of this Lease and waiver of any rights to assume or assign this Lease.

          (c) Tenant or the receiver or trustee shall not have the right to assume this Lease unless (1) Tenant or the receiver or trustee cures any default or provides adequate assurances that defaults will be promptly cured; (2) Tenant or the receiver or trustee compensates Landlord and any other party other then Landlord for all monetary damages and/or any actual pecuniary loss incurred as a result of such default or provides adequate assurances that compensation will be made for such monetary damages and/or actual pecuniary loss; (3) the Bankruptcy Court (or other court of competent jurisdiction) enters an order authorizing the assumption or assignment; (4) the assumption or assignment is not prohibited under applicable law, including, but not limited to, Section 365 of the Bankruptcy Code; and (5) Tenant or the receiver or trustee provides to Landlord “adequate assurance of future performance” (as defined herein below) of the Lease. For the purposes of this paragraph, “adequate assurance of future performance” of all obligations under this Lease shall include, but is not limited to:

                    (i) providing financial records which reveal that Tenant’s gross receipts in the ordinary course of its business during the thirty (30) days immediately preceding the initiation of the case under the Bankruptcy Code must be at least ten (10) times greater than the next installment of Minimum Rent and other charges due under this Lease;

                    (ii) providing financial records which reveal that both the average and median of Tenant’s monthly gross receipts in the ordinary course of business during the six (6) months immediately preceding initiation of the case under the Bankruptcy Code must be at least five (5) times greater than the next installment of Minimum Rent and other charges due under this Lease;

                    (iii) covenanting in writing to Landlord (and obtaining approval from the Bankruptcy Court therefor) that Tenant shall pay in advance to Landlord all Minimum Rent and other sums payable by Tenant hereunder including, but not limited to, its share (as estimated by Landlord) of the cost of all services provided by Landlord (whether directly or through agents or contractors, and whether or not the cost of such services is to be passed through to Tenant) in advance of the performance or provision of such services;

                    (iv) covenanting in writing to Landlord (and obtaining approval from the Bankruptcy Court therefor) that Tenant shall pay Minimum Rent and any other consideration due under the Lease shall first be paid before any other of Tenant’s costs of operation of its business in the Premises are paid;

                    (v) covenanting in writing to Landlord (and obtaining approval from the Bankruptcy Court therefor) that Tenant’s business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the Premises, and that the use of the Premises as stated in this Lease will remain unchanged, and that the assumption or assignment of this Lease will not violate or adversely affect the rights of any occupants of property neighboring the Premises, and that if any of these breaches occur, Tenant or the receiver or trustee will indemnify Landlord against such loss (including costs of suit and attorneys’ fees), occasioned by such breach; and

                    (vi) in the event this Lease is for space within a shopping center, Tenant reasonably satisfying any additional requirements imposed under Section 365(b)(3) of the Bankruptcy Code.

          (d) Where a default exists under the Lease, the party assuming the Lease may not require Landlord to provide services or supplies incidental to the Lease before its assumption, unless Landlord is compensated under the terms of the Lease for such services and supplies before the assumption of such Lease.

          (e) In the event Tenant is unable to: (i) cure its defaults, (ii) reimburse Landlord or any other party to this Lease for its monetary damages or actual pecuniary loss to such party resulting from the defaults, (iii) pay the rents due under this Lease or any other payments required of Tenant under this Lease when due, or (iv) meet the criteria and obligations imposed by (i) through (vi) in Subsection (c) above, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance and therefore cannot assume this Lease, and this Lease may be immediately terminated by Landlord in accordance with Subsection (a) above.

          (f) Tenant or the receiver or trustee may only assign this Lease in accordance with the terms of Article 7 and this Article, and only if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease. Any consideration paid by any assignee in excess of the rental reserved in the Lease shall be the sole property of, and paid to, Landlord. Upon assignment by Tenant or the receiver or trustee, the obligations of Tenant under this Lease shall be deemed to have been assumed by the assignee, and the assignee shall execute an assumption agreement on request of Landlord.

          (g) Subsequent to the commencement of a Bankruptcy Event, Landlord shall be entitled to receive as rental for the Premises and the services provided by Landlord no less than the rental and charges reserved in the Lease.

          (h) It is further stipulated and agreed that, notwithstanding any provision herein to the contrary, in the event of the termination of this Lease pursuant this Article, Landlord shall forthwith, upon such termination, to the extent that Landlord is prevented by the Bankruptcy Code from pursuing remedies under this Lease, and/or as provided by state law, become entitled to recover as liquidated damages for the breach of the provisions of this Lease an amount equal to the amount by which the then cash value of the Minimum Rent reserved hereunder for the unexpired portion of the Lease Term exceeds the then cash rental value of the Premises for such unexpired portion of the Lease Term, unless the statute which governs or shall govern the proceedings in w`hich such damages are to be proved limits or shall limit the amount of such claim capable of so being proved, in which case Landlord shall be entitled to prove as and for liquidated damages an amount equal to that allowed by or under any such statute. When calculating damages hereunder, Landlord shall be entitled to recover the amount of any “free rent” or other concessions extended by Landlord and received by Tenant prior to the premature expiration of this Lease, it being agreed by Tenant that such “free rent” and concessions were contingent upon Tenant fulfilling its obligations for the entire term of this Lease. The provisions of this paragraph shall be without prejudice to (i) Landlord’s right to prove in full damages for Minimum Rent and additional rent accrued prior to the termination of this Lease, but not paid, and (ii) any rights given to Landlord by any pertinent statute to prove any amounts allowed thereby. In making any such computation, the then cash rental value of the Premises shall be deemed prima facia to be the rental realized upon any reletting, if such reletting can be accomplished by Landlord within a reasonable time after such termination of this Lease, and the then present cash value of the future rents hereunder reserved to Landlord for the unexpired portion of the Lease Term hereby demised shall be deemed to be such sum, if invested at the then current passbook account rate offered by Comerica Bank at its main office in Detroit, Michigan, as will produce the future rent over the period of time in question. Landlord and Tenant further agree that in making any computation of damages for Tenant holding over after the termination of this Lease, Landlord may claim damages based on the Minimum Rent and additional rent provided herein for the period of such hold over, it being agreed that the Minimum Rent and additional rent constitutes the fair rental value of the Premises during the hold over period.

                    (i) Notwithstanding anything in this Article to the contrary, Landlord specifically reserves any and all remedies available to Landlord in Article 22 hereof or elsewhere in this Lease or at law or in equity in respect of a Bankruptcy Event to the extent such remedies are permitted by law.

39. WASTE

39.1 Waste or Nuisance.

          Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb any occupant of property neighboring the Premises.

40. LATE CHARGES; INTEREST ON PAST DUE AMOUNTS

40.1 Late Payment by Tenant.

          Tenant acknowledges that late payment by Tenant to Landlord of rent or any other payment due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent, or any other payment due hereunder from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum of five percent (5%) of such rent or other charge as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies available to Landlord.

40.2 Interest On Past Due Amounts.

          If any rent or other sum due Landlord from Tenant is not received by Landlord within five (5) calendar days after the date such sum is due and payable, such sum shall bear interest from the due date until paid by Tenant at the rate of eight percent (8%) per annum, but in no event to exceed the maximum rate of interest allowed by law in the state where the Premises are located, and such interest shall be deemed to be additional rent.

41. MORTGAGEE PROTECTION

41.1 Notice and Right to Cure Default.

          Tenant agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing, of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary (not to exceed sixty (60) days) if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

42. AS IS LEASE; NO REPRESENTATIONS OR WARRANTIES

          EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD IS NOT MAKING AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR ANY PART THEREOF, INCLUDING WITHOUT LIMITATION, REPRESENTATIONS OR WARRANTIES AS TO TITLE, ZONING, TAX CONSEQUENCES, PHYSICAL CONDITIONS, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS OR REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PREMISES. TENANT IS RELYING SOLELY ON ITS OWN EXPERTISE AND ITS FAMILIARITY WITH THE PREMISES AND ON THE EXPERTISE OF TENANT’S INSPECTORS AND CONSULTANTS. TENANT AGREES TO ASSUME THE RISK THAT ADVERSE MATTERS MAY NOT HAVE BEEN REVEALED BY TENANT’S PREVIOUS INSPECTIONS OF AND FAMILIARITY WITH THE PREMISES AND BY ITS INSPECTORS OR CONSULTANTS. LANDLORD LEASES THE PREMISES TO TENANT AND TENANT ACCEPTS THE PREMISES “AS IS,” AND “WHERE IS,” WITH ALL FAULTS, AND WITH NO ADJUSTMENTS FOR PHYSICAL, FUNCTIONAL OR ECONOMIC CONDITIONS OR OTHERWISE, AND THERE ARE NO ORAL AGREEMENTS, REPRESENTATIONS OR WARRANTIES RELATED OR COLLATERAL TO OR AFFECTING THE PREMISES BY LANDLORD. THE TERMS AND CONDITIONS OF THIS ARTICLE SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

43. MISCELLANEOUS PROVISIONS

43.1 Captions.

          The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

43.2 Number and Gender.

          Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm or association.

43.3 Modifications.

          This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.

43.4 Payments.

          Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

43.5 Severability.

          Whenever possible each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

43.6 No Offer.

          The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

43.7 Disputed Sums.

          Intentionally Deleted.

43.8 Tenant’s Remedies.

          Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant’s sole right and remedy in any dispute as to whether Landlord has breached such obligation.

43.9 Light, Air and View.

          No diminution of light, air, or view by any structure which may hereafter be erected (by Landlord or anyone else) shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

43.10 Joint and Several Liability.

          Intentionally Deleted.

43.11 Survival of Obligations.

          All obligations of Tenant which may accrue or arise during the Term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

43.12 Real Estate Brokers.

          Landlord and Tenant each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Lease except for Signature Associates (to be paid by Tenant under separate agreement). Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Lease.

43.13 Nonliability of Landlord for Approvals.

          Intentionally Deleted.

43.14 Right of First Refusal.

          Provided that Tenant is not in default under this Lease beyond applicable cure periods, if, at any time prior to termination or the expiration of this Lease, the Landlord receives a bona fide written offer from any party to purchase the Premises at a price and on terms acceptable to Landlord, Landlord shall give written notice of the offer to Tenant. Within forty-five (45) days after Landlord gives Tenant written notice of the third-party offer, Tenant shall have the right to purchase the Premises at the same price and on the same terms and conditions as set forth in the third-party offer. In the event Tenant fails to exercise the right to purchase in accordance with the provisions of this Section, Landlord may sell the Premises to the third party making the offer on the same terms and conditions set forth in that offer subject to Tenant’s leasehold interest. If for any reason the Premises are not sold to the third party making the offer or such original offer is amended or modified, Landlord shall give Tenant the same right to purchase the Premises (i) on receiving any subsequent offer from any third party that is acceptable to Landlord or (ii) pursuant to such amended or modified offer(s).

43.15 Force Majeure Events.

          Any delay or delays caused by any event or circumstances beyond Landlord’s or Tenant’s reasonable control such as: (a) strikes, war or acts of God; (b) abnormal rainfall; (c) labor disputes, fire, unusual delays in transportation, unavailability of materials, adverse weather conditions, delays due to concealed or unknown conditions, and unavoidable casualties; or (d) a unilateral action by any governmental authority, which action is beyond Landlord’s or Tenant’s reasonable control to remedy or overcome shall extend the time for Landlord or Tenant to perform obligations under this Lease (other than the obligation to pay rent, taxes, insurance or any other payments) for a period or periods of time not to exceed 90 days in the aggregate.

43.16 Miscellaneous.

          If requested by Tenant, Landlord shall execute, for purposes of recordation, a memorandum or so-called “short form” of this Lease containing the names of the parties, a description of the Premises, the term of this Lease and any other terms reasonably requested by Tenant. This Lease shall be governed by and construed in accordance with the laws of the State of Michigan. It is understood and agreed that this Lease may be executed in several counterparts, each of which, for all purposes, shall be deemed to constitute an original and all of which counterparts, when taken together, shall be deemed to constitute one and the same agreement, even though all of the parties hereto may not have executed the same counterpart.

44. TENANT’S RIGHT TO MORTGAGE

44.1 At any time and from time to time during the Term, Tenant may assign or encumber Tenant’s interest in this Lease, but not Landlord’s interest in this Lease or the land or the improvements on the Premises) by one or more mortgages, deeds of trust, deeds to secure debt, or security agreements in favor of or for the benefit of such lenders, containing such terms and provisions as Tenant may, in its sole discretion, deem fit and proper, and without obtaining Landlord’s consent, but upon prior written notice to Landlord. Tenant shall also have the right to mortgage any of its interests in this Lease (but not Landlord’s interest in this Lease or the land or the improvements on the Premises) under a so called “blanket” or multi facility mortgage, in which Tenant’s aforesaid interests may comprise only a portion of the collateral under such blanket mortgage and the indebtedness secured by such blanket mortgage may exceed any and all loans at any time incurred by Tenant in the Premises or the improvements thereon. (Any such document for a financing arrangement is sometimes referred to herein as a mortgage or a “Leasehold Mortgage” and any holder thereof is sometimes referred to herein as a mortgagee).

44.2 Rights of Leasehold Mortgagees:

          A. Landlord hereby agrees with and for the benefit of any such lender holding a mortgage encumbering Tenant’s interest in this Lease, identified as such by written notice from Tenant to Landlord, including such holder’s name and address (any such present or future mortgagee is hereinafter referred to as a “Leasehold Mortgagee”).

          1. When delivering any notice of default (a “notice”) to Tenant with respect to this Lease or any exercise of any right to terminate this Lease, Landlord will also deliver a copy of any such notice by registered or certified mail to each Leasehold Mortgagee at the address of each Leasehold Mortgagee in the manner set forth in Paragraph (B) below in this Section. No such notice shall be binding upon or affect said Leasehold Mortgagee unless and until such delivery to said Leasehold Mortgagee is effected.

          2. Should Tenant default in respect of any of the provisions of this Lease, any Leasehold Mortgagee shall have the right, but not the obligation, to cure such default whether the same consists of the failure to pay rent or the failure to perform any other matter or thing which Tenant is required to do or perform under this Lease, and Landlord shall accept performance by or on behalf of any Leasehold Mortgagee as though, and with the same effect as if, it had been done or performed by Tenant. Each Leasehold Mortgagee will have a period of time after the service of such notice upon it within which to cure the default specified in such notice, or cause it to be cured, which is the same period for cure, if any, as is given to Tenant under this Lease in respect of the specified default after the giving of such notice to Tenant, plus thirty (30) days.

          3. [Deleted].

          4. [Deleted].

          5. Any Leasehold Mortgagee may become the legal owner and holder of Tenant’s leasehold estate, by foreclosure, trustee’s sale, or other enforcement proceedings, or by obtaining an assignment of this Lease or Tenant’s leasehold estate in lieu of foreclosure or through settlement of or arising out of any pending or threatened foreclosure proceeding (herein collectively referred to as “Foreclosure”), without Landlord’s consent but with the obligation to assume this Lease upon Foreclosure, subject to the applicable terms and provisions of this Lease including Landlord’s right to cure any subsequent defaults, and such Leasehold Mortgagee may assign this Lease without Landlord’s consent at any time thereafter to a purchaser or assignee who is a permitted assignee under the provisions of Section 7 hereof. Upon Foreclosure, the purchaser at such Foreclosure or the assignee under such assignment in lieu of Foreclosure shall become Tenant, and provided such purchaser or assignee is a permitted assignee under the provisions of Section 7 hereof, shall be substituted for the Leasehold Mortgagee as the owner and holder of this Lease, the leasehold estate and Tenant’s interests under this Lease for all purposes and Landlord shall thereafter look solely to such purchaser or assignee with respect to performance of the terms of this Lease.

          6. [Deleted].

          7. [Deleted].

          B. Any notice or other communication which Landlord shall desire or is required to give to, or serve upon, any Leasehold Mortgagee shall be in writing and shall be served by registered or certified mail, addressed to such Leasehold Mortgagee at the last address as shall have been designated from time to time by such Leasehold Mortgagee by notice in writing given to Landlord by registered or certified mail. Any notice or other communication which any Leasehold Mortgagee shall desire or is required to give to or serve upon Landlord shall be deemed to have been given or served if sent by registered or certified mail addressed to Landlord at Landlord’s address as provided in Section 27 hereof, or at such other address as shall be designated from time to time by Landlord by notice in writing given to such Leasehold Mortgagee by registered or certified mail. Any such notice or communication shall be effective on the date such notice or communication is delivered to the party to whom it is given.

          C. Landlord will not modify, amend, cancel or accept a surrender of this Lease, nor shall this Lease be terminated by Tenant (including a termination pursuant to the express provisions hereof), without the prior written consent of all Leasehold Mortgagees; provided, however, that Landlord shall have the right to terminate this Lease so long as there exists an uncured event of default beyond the cure period granted to Leasehold Mortgagees hereunder. With respect to a modification or amendment, Landlord needs to obtain the prior written consent of all Leasehold Mortgagees only if such modification or amendment would materially affect the Leasehold Mortgagees’ interests in this Lease or the Premises.

44.3 Consent to Modification:

          In the event that a Leasehold Mortgagee shall have succeeded Tenant as holder of the Leasehold or part thereof, such Leasehold Mortgagee shall not be bound by any modification or amendment of this Lease made subsequent to the delivery to Landlord of the notice provided in the foregoing provisions and prior to its acquisition of such interest unless the Leasehold Mortgagee shall have consented or be deemed to have consented to such modification or amendment at the time it was made or at the time of such acquisition.

44.4 Subtenant Mortgages:

          Any subtenants of Tenant shall have the right, without Landlord’s consent but upon prior written notice to Landlord, to encumber its sublease and subleasehold estate. Upon the request of any leasehold mortgagee of such subtenant, Landlord shall enter into a non-disturbance and attornment agreement in form and substance reasonably acceptable to Landlord, and such leasehold mortgagee.

44.5 Subordination of Landlord’s Interest:

          Anything to the contrary contained herein notwithstanding, in no event shall Landlord be required to subordinate its fee interest in the Land to the lien of any leasehold mortgage granted under the terms of this Section 44.

45. MICHIGAN GAMING CONTROL BOARD

                    1. Landlord acknowledges that, as a consequence of entering into this Lease with Tenant, Landlord is subject to the jurisdiction of the Michigan Gaming Control Board and its designees (collectively, the “MGCB”) and must comply with the Michigan Gaming Control and Revenue Act, MCL 432.201, et. seq., as amended, supplemented, or construed (the “Act”), and the rules (the “Rules”), regulations, resolutions, and orders promulgated pursuant thereto, plus such other requirements, if any, as are imposed by the MGCB from time to time (all of the foregoing, collectively, the “MGCB Requirements”). Accordingly, Landlord agrees as follows:

          (a) Landlord shall comply with the MGCB Requirements and shall cause such compliance by its key persons and others retained by Landlord in connection with its obligations under this Lease. Landlord shall cooperate with and provide information and assistance to the MGCB and Tenant regarding this Lease and its implementation, including without limitation, preparing and supplying requested disclosure and registration materials and reports to Tenant and the MGCB. Landlord shall also allow the MGCB to inspect the books and records of Landlord that pertain to this Lease.

          (b) If the MGCB disapproves of or orders termination of this Lease, for any reason, including, without limitation, a finding that this Lease does not comply with the MGCB Requirements or that Landlord or any person associated with Landlord, or any of their respective affiliated companies, is/are unsuitable or is/are otherwise prohibited from doing business with Tenant, Tenant shall be entitled to terminate this Lease immediately and without further obligation. Neither Tenant nor any of its members (direct or indirect) or employees shall have any liability to Landlord or anyone else for any consequences, losses or damages of any nature suffered or incurred by reason of such disapproval or termination.

                    2. Intentionally Deleted.

                    3. Landlord acknowledges that Tenant operates under privileged licenses in a highly regulated industry and maintains a compliance program to protect and preserve its name, reputation, integrity, and good will through a thorough review and determination of the integrity and fitness, both initially and thereafter, of persons or companies with which it associates. This Lease and the association of the parties are contingent on the continued approval under the compliance program of Tenant. Landlord shall cooperate with Tenant as reasonably requested and provide such information as it may reasonably request on appropriate notice. In addition, Tenant and Landlord each hereby acknowledges that it is illegal for a denied license applicant or a revoked licensee (pursuant to the laws, rules and regulations of the State of Michigan and other gaming authorities), or a business organization under the control of a denied license applicant or a revoked licensee, to enter into, or attempt to enter into, a contract with the other party without the prior approval of the appropriate gaming authorities. Tenant and Landlord each hereby affirms, represents and warrants to the other party that it is not a denied license applicant, a revoked licensee, or a business organization under the control of a denied license applicant or a revoked licensee.

46. QUIET ENJOYMENT

          If and so long as Tenant shall pay the rent and additional rent reserved under this Lease whenever the same shall become due and shall perform all of its other obligations hereunder, Landlord will not interfere with the peaceful and quiet occupation and enjoyment of the Premises by Tenant. Landlord shall not during the term of this Lease permit any liens, encumbrances or restrictions to attach to the Premises which would adversely affect Tenant’s ability to use the Premises for Tenant’s permitted use under Section 1.5 hereof.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

LANDLORD:	TENANT:

GREEKTOWN CASINO LLC
/s/ Adam J. Maida

By:	/s/ Gregory J. Collins

ADAM J. MAIDA, ROMAN CATHOLIC
ARCHBISHOP OF THE ARCHDIOCESE	Its:
OF DETROIT

EXHIBIT A

DESCRIPTION OF REAL ESTATE

Property situated in the City of Detroit, County of Wayne and State of Michigan, described as follows:

Lot 18, except the West 30 feet thereof, also the East 88 feet of Lot 17, EXCEPT the North 0.88 feet of the East 18 feet of the West 30 feet, also the East 88 feet of the North 9.12 feet of Lot 16, also the East 75 feet of the South 35 feet of Lot 16 and the North 10 feet of adjacent vacant alley, PLAT OF ANTOINE BEAUBIEN FARM, according to the plat thereof recorded in Liber 27 of Deeds, pages 197, 198 and 199, Wayne County Records

Parcel Identification No.: Ward 3/Item 003403-6

SCHEDULE 2.3

Restrictions

None

SCHEDULE 15.1(a)

Depiction of Pedestrian Walkway

TOILETS
BUFFET
KITCHEN
1041
St.
Antoine
Pedestrian
Walkway
CORRIDOR
DRESSING
ROOM
TOILETS
CASINO
EXPANSION
BAR

CASINO - THIRD FLOOR CASINO EXPANSION

THE HBG • ROSSETTI
DESIGN ALLIANCE
hnedak bobo group • rossetti

GREEKTOWN CASINO

SCHEDULE 15.1(b)

Pedestrian Walkway Criteria

Block, Jonathan D.
Subject:	FW: St Marys School
Attachments:	pp_casino_pf03.jpg

Bridge:
The pedestrian bridge connecting the Hotel / Parking Deck will terminate at the southeast corner of the SMS. The floor level of the bridge will be the same as the floor level of the 3rd floor of the casino, which is between the 2nd and 3rd level of the SMS. The bridge structure will be independent of the SMS, with a structural column(s) and foundation located in the SMS property, in the sidewalk area between the SMS building and the Monroe and St. Antoine right-of-way.

There will be a new masonry opening through the exterior wall of the SMS with necessary structural modifications for this opening. The windows on the 2nd floor immediately under this bridge will likely need to be infilled. The remainder of the windows on the 2nd floor on the Monroe side of the building might also need to be infilled.

Connecting Corridor:
As the bridge/casino floor levels do not align with the SMS floors, the 3rd floor of the SMS (at the connecting corridor area only) will need to be removed and ‘lowered’. This will necessitate structural modifications to this floor area, selective demolition, and the construction of a new floor. The second floor directly under this area might not be usable after these modifications are made. The corridor is currently planned to be at the northern edge of the building, so the modifications will be limited to the north ‘classroom’, corridor, and office/storage room of the second and third floor. It is hoped that the existing fire stair will remain and be sufficient for life safety purposes.

This corridor will be open to the public and will have a high level of finishes and be built in accordance with life safety and building codes.

The corridor connection to the new casino structure, through the west wall of the SMS, will be similar to the bridge connection. Masonry openings and infill will be needed, as well as possible fire shutters.

Casino Structure:
The structure of the casino ‘infill’ between the SMS and the existing casino will be steel framed, with multiple caisson foundations. The locations of the structural elements will be on the (understood) SMS property as well as the independently owned casino properties. However, the new structure will be entirely independent from the SMS building’s structure.

The new infill building will be approximately one story taller than the adjoining ‘Pegasus’ portion of the existing casino structure. The infill will visually connect the casino structure with the SMS, and architecturally will be appropriate and will respect the character of the SMS.

The windows on the western facade of the SMS will likely need to be infilled to comply with fire and building codes.